YieldGard Rootworm and YieldGard Plus Product Overview Todd DeGooyer Corn Insects Trait Technology Development Manager

Corn Rootworm Damage and Symptomology Larval Stage (June - July) Root feeding and yield loss Physiological losses Drought susceptible Lodging Harvest (Sept - Nov) Lodging Yield loss Adult Stage July - September Silk clipping

Corn Rootworm Market Most Important Pest of Corn Western and Northern CRW are primary pests of corn Yield loss and control costs from CRW feeding damage estimated at $1 billion annually (USDA) Annual application of chemical insecticide is often needed An estimated 32 M acres are at risk for CRW damage 18% of the U.S. corn crop (approximately 15 M acres) are treated for CRW annually (Doane 2002) 7.3 million acres treated are corn on corn 7.7 million acres treated are first year corn Over 53M lbs. of formulated insecticide or approximately 5.4M lbs of active ingredient are used to control CRW annually (Doane 2002)

Projected Total Acres Treated with a CRW Insecticide Based on Farm Progress 2002 Summer Survey Includes the following Insecticides:Aztec(r), Capture(r), Counter(r), Force(r), Force ST, Lorsban(r) 15G, Prescribe(tm), Pro Shield, Regent(r) and Furadan(r). Projected Total Acres Treated with a CRW Insecticide Most Insecticide Use In Key Corn States

Corn containing a B.t. gene (Cry3Bb1) through biotechnology that prevents CRW from damaging the roots YGRW is the most effective products available for larval control of WCR and NCR Products maintain consistent control throughout larval feeding period YieldGard Untreated Rootworm Check YieldGard Rootworm (YGRW) Protect the Corn Root From Larval Damage

Corn containing B.t. genes (Cry3Bb1 & Cry 1Ab) through biotechnology that prevents CRW and CB from damaging the corn plants YGPL is the most effective products available for larval control of CRW and CB Product maintains consistent control throughout CRW and CB larval feeding periods YieldGard Untreated Plus Check YieldGard Plus (YGPL) Protect the Entire Plant From Damage From CRW and CB

Iowa State Node-Injury Scale (Oleson 1998) Used to Estimate CRW Root Feeding Damage Feeding damage is described per node (ring of roots) An average node contains 6-14 roots Scale ranges from 0 - 3 0 = no injury; 3 = 3 nodes of roots pruned within 1.5 inches of stalk Accurately describes feeding Heavy and light infestations More accurate than older scales Linear scale A root with a rating of 1 has twice as much injury as a root with a rating of 0.5 Easy to understand 1.25 One entire node of roots pruned 25% of a second node of roots pruned

YGRW and YGPL Efficacy Data Better Root Protection Than Insecticide Standards 0 0.2 0.4 0.6 0.8 1 1.2 1.4 1.6 YGRW/YGPL Gaucho Lorsban Aztec Force Prescribe a e 2001 and 2002 Academic Trials. 35 Trials conducted with Universities and Private Consultants with RDR > 0.25. Each mean = a minimum of 650 individual roots. YGRW and untreated treated with 0.16 mg/seed imidacloprid. Root Damage Ratings 0-3 Nodal Injury Scale f b d c LSD 0.05 = 0.067 ..25 Economic Threshold ? ? ? ? ? Insecticide Use Rates: Lorsban = 8 oz. Per 1000 ft./row; Force = 5 oz. Per 1000 ft./row; Aztec = 6.7 oz. Per 1000 ft./row ?

YGRW and YGPL Consistency Data More Consistent Protection in all Environments YGRW Force Aztec Lorsban Prescribe Check <0.25 726 484 536 407 248 145 0.26 - 0.5 26 93 73 108 89 62 0.51 - 0.75 11 45 45 50 39 33 0.76 - 1.0 6 49 41 66 82 91 1.01 - 1.5 1 45 31 47 73 85 1.5 - 2 0 38 27 47 76 130 2.0-3.0 2 17 19 47 46 226 % of Roots with RDR 2001 and 2002 Academic Trials. 35 trials conducted with Universities and Private Consultants with RDR > 0.25. Each mean = a minimum of 650 individual roots. ? ? ? ?

YGRW and YGPL Yield Data Higher Yields Source: 2001-02 Monsanto Trials Yield Advantage vs. Untreated Check 6.3 18.5 0 5 10 15 20 YGRW Leading Insecticide YGRW Leading Insecticide Untreated Check = 0 12.2 bu/A Over Insecticide 24 locations, 2 - 3 hybrids at each location, RDR > 0.25 in check

YieldGard Brand of Products Pipeline of Corn Insect Traits YieldGard Corn Borer = YGCB YieldGard Rootworm with Roundup Ready = YGRW/RR YieldGard Plus = YGPL YieldGard Rootworm = YGRW Protection from corn borer Protection from corn rootworm Protection from corn borer and corn rootworm Protection from corn rootworm and Roundup Ready

YGRW Positioning Rootworm Control in the Seed for the Yield You Need Superior, season-long root control that other CRW insecticides and seed treatments can't match Consistent control independent of weather, time of planting or field conditions YGRW is easy to use with no extra application equipment and reduced insecticide handling YGRW corn controls corn rootworm and the added seed treatment provides secondary pest control - wireworm, white grub, seed corn maggot, flea beetle and others

Growers Surveyed Provide Advantages of YGRW Rootworm Source: Doane Marketing Research, 2002